Exhibit 16.1

RSM US LLP

801 Brickell Avenue
Suite 1050
Miami, FL 33131, USA
O +1 305.569.2425
F +1 305.442.7478
www.rsmus.com

April 1, 2016

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Atlantic Coast Financial Corporation’s statements included under Item 4.01 of its Form 8-K filed on April 1, 2016 and we agree with such statements concerning our firm.

Sincerely,